EXHIBIT 32.1


                             CERTIFICATIONS PURSUANT TO

                    SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


       In connection with the Annual Report of Strategic Gaming Investments, Inc., a Delaware corporation formerly known as Left Right Marketing Technology, Inc (the "Company") on Form 10-QSB for the fiscal quarter ended June 30, 2007, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, Lawrence S. Schroeder, President and Chief Executive Officer of the Company, and Jason F. Griffith, Chief Financial Officer and Secretary of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

       1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

       2.    The information contained in the Report  fairly  presents,  in all
             material   respects,   the   financial  condition  and  result  of
             operations of the Company.



By:   /s/ Lawrence S. Schroeder                  Dated:  August 20, 2007
      -------------------------
      Lawrence S. Schroeder

Title: President and Chief Executive Officer of
       Strategic Gaming Investments, Inc.


By:   /s/ Jason F. Griffith                      Dated:  August 20, 2007
      ---------------------
      Jason F. Griffith

Title: Chief Financial Officer and Secretary of
       Strategic Gaming Investments, Inc.


       This certification is made solely for the purposes of 18 U.S.C. Section 1350, subject to the knowledge standard contained therein, and not for any other purpose.